Exhibit 99.5

REPORT OF INDEPENDENT ACCOUNTANTS ON

FINANCIAL STATEMENT SCHEDULES

To SEMCO Energy, Inc.:

Our audit of the consolidated financial statements referred to in our report dated February 10, 2003 appearing in this Form S-4 also included an audit of the financial statement schedule for the year ended December 31, 2002 listed in Exhibit 99.5 of this Form S-4. In our opinion, the financial statement schedule for the year ended December 31, 2002 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. The financial statement schedules of SEMCO Energy, Inc. for the years ended December 31, 2001 and 2000, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statement schedules in their report dated February 7, 2002.

PricewaterhouseCoopers LLP

Detroit, Michigan

February 10, 2003

SEMCO ENERGY, INC.

SCHEDULE II - CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(THOUSANDS OF DOLLARS)

DESCRIPTION	BALANCE BEGINNING OF PERIOD	ADDITIONS FOR PROVISIONS CHARGED OR (CREDITED) TO INCOME	DEDUCTIONS FROM RESERVE FOR PURPOSE FOR WHICH THE RESERVE WAS PROVIDED	BALANCE END OF PERIOD

YEAR ENDED DECEMBER 31, 2002

Allowances for doubtful accounts deducted from receivables in the Statement of Financial Position	$1,849	$1,152	$1,092	$1,909

Reserves for restructuring costs included in current liabilities and deferred credits in the Statement of Financial Position	$2,338	$0	$1,245	$1,093

Allowances and reserves for discontinued operations included in current liabilities in the Statement of Financial Position	$7,409	$(1,287)	$6,122	$0

YEAR ENDED DECEMBER 31, 2001

Allowances for doubtful accounts deducted from receivables in the Statement of Financial Position	$1,436	$1,410	$997	$1,849

Reserves for restructuring costs included in current liabilities and deferred credits in the Statement of Financial Position	$0	$2,338	$0	$2,338

Allowances and reserves for discontinued operations included in current liabilities in the Statement of Financial Position .	$0	$7,409	$0	$7,409

YEAR ENDED DECEMBER 31, 2000

Allowances for doubtful accounts deducted from receivables in the Statement of Financial Position	$1,080	$1,186	$830	$1,436